Exhibit 99.1

Celera contact:
David Speechly, Ph.D. - 510-749-1853
David.Speechly@celera.com

LabCorp contacts:
Media
Pam Sherry - 336-436-4855
sherryp@labcorp.com
Investors
Scott Fleming - 336-436-4879
investor@labcorp.com

CELERA AND LABCORP® ANNOUNCE LICENSING AGREEMENT TO
COMMERCIALIZE BREAST CANCER TESTING ASSAYS

ROCKVILLE, MD, and BURLINGTON, NC, April 25, 2007 – Celera (NYSE:CRA), an Applera Corporation business, and Laboratory Corporation of America® Holdings (LabCorp®) (NYSE:LH), a national leader in esoteric and oncology testing, today announced that they have signed an agreement granting LabCorp a license to Celera’s breast cancer metastasis and estrogen/progesterone receptor discoveries. The license agreement allows LabCorp to select from among Celera’s genomic findings to develop and commercialize two molecular oncology laboratory service tests. LabCorp plans to offer one test to help predict the risk of metastasis in early stage breast cancer patients, and a second test to provide a molecular assessment of hormonal receptor status, which is used to select women for endocrine therapy.

The tests that LabCorp plans to offer based on Celera’s findings may provide information that is distinct from that predicted by routine clinical assessment tools, such as tumor grade, as well as quantify risk for metastasis for variable time periods rather than only categorically for five or 10 years. Many of the discoveries licensed to LabCorp under this agreement are involved in the p53 tumor suppressor signaling pathways and are implicated in cancer proliferation.

Under the terms of the agreement, LabCorp will pay Celera an up-front license fee and royalties on net sales of laboratory service tests performed by LabCorp that incorporate Celera’s discoveries. Further financial details were not disclosed.

“This license agreement with Celera strategically complements our innovative and extensive pipeline of diagnostic services and reinforces our strong commitment to genetic and molecular oncology testing,” said Myla P. Lai-Goldman, M.D., Executive Vice President, Chief Scientific Officer and Medical Director of LabCorp. “Applying Celera’s

findings in breast cancer to the development of new tests supports our ever-growing menu of esoteric and genomic tests, and underscores our commitment to bring relevant clinical tests to market.”

“We are pleased to have entered into this agreement with LabCorp, which has a track record of introducing new testing services that improve patient management,” said Kathy Ordoñez, President of Celera. “LabCorp shares our belief that Celera’s breast cancer discoveries could have a beneficial effect on hundreds of thousands of women living with the uncertainty of breast cancer recurrence.”

“Fulfilling significant, unmet medical needs by offering tests that help physicians better serve their patients is fundamental to LabCorp’s mission,” said David P. King, Chief Executive Officer of LabCorp. “By combining our scientific expertise with our national network, we can help ensure that health care providers and their patients have the broadest access to high-value, medically important new tests.”

About Celera’s Breast Cancer Discoveries
Celera’s discoveries were described at the American Society of Clinical Oncology meeting in June 2006 and involved multiple genes predicting distant metastatic risk in node-negative, early stage, estrogen receptor positive (ER+) breast cancer in untreated research subjects. The use of untreated research subjects provides insight into the natural history of breast cancer and provides results applicable to different treatment regimens. Subsequent presentations at scientific meetings(1) described the utility of Celera’s breast cancer findings in Tamoxifen-treated patients. The use of FFPE (formalin fixed paraffin embedded) sections permits the same procedure to be used for both archival tumor specimens and routinely prepared tumor sections.

The genomic findings Celera licensed to LabCorp were discovered in collaboration with scientists at the University of California at San Francisco, the University of Muenster and Hamburg in Germany, Guy’s and St. Thomas Hospitals in London, United Kingdom, and Rosetta Inpharmatics, a subsidiary of Merck. Celera is pursuing this breast cancer program as part of its strategic alliance with Abbott.

About Breast Cancer
Breast cancer is the most common cancer among women, other than skin cancer. It is the second leading cause of cancer death in women, after lung cancer. According to the World Health Organization, more than 1.2 million people will be diagnosed with breast cancer this year worldwide. It is estimated that more than 40,000 deaths will occur from breast cancer each year in the United States. The death rates from breast cancer declined significantly between 1992 and 1996, with the largest decreases among younger women. Medical experts attribute the decline in breast cancer deaths to earlier detection and more effective treatments.

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(1)     Association for the Advancement of Cancer Research’s Oncogenomics 2007 conference, Phoenix, AZ, and the 24th annual Miami Breast Cancer Conference in Miami Beach, FL, both in February 2007.

About Applera Corporation and Celera
Applera Corporation consists of two operating groups. Celera is primarily a molecular diagnostics business that is using proprietary genomics and proteomics discovery platforms to identify and validate novel diagnostic markers, and is developing diagnostic products based on these markers as well as other known markers. Celera maintains a strategic alliance with Abbott for the development and commercialization of molecular, or nucleic acid-based, diagnostic products, and it is also developing new diagnostic products outside of this alliance. Through its genomics and proteomics research efforts, Celera is also discovering and validating therapeutic targets, and it is seeking strategic partnerships to develop therapeutic products based on these discovered targets. The Applied Biosystems Group serves the life science industry and research community by developing and marketing instrument-based systems, consumables, software, and services. Customers use these tools to analyze nucleic acids (DNA and RNA), small molecules, and proteins to make scientific discoveries and develop new pharmaceuticals. Applied Biosystems’ products also serve the needs of some markets outside of life science research, which we refer to as “applied markets,” such as the fields of: human identity testing (forensic and paternity testing); biosecurity, which refers to products needed in response to the threat of biological terrorism and other malicious, accidental, and natural biological dangers; and quality and safety testing, for example in food and the environment. Applied Biosystems is headquartered in Foster City, CA, and reported sales of over $1.9 billion during fiscal 2006. Information about Applera Corporation, including reports and other information filed by the company with the Securities and Exchange Commission, is available at http://www.applera.com, or by telephoning 800.762.6923. Information about Celera is available at www.celera.com.

About LabCorp®
Laboratory Corporation of America® Holdings, a S&P 500 company, is a pioneer in commercializing new diagnostic technologies and the first in its industry to embrace genomic testing. With annual revenues of $3.6 billion in 2006, over 25,000 employees nationwide, and more than 220,000 clients, LabCorp offers clinical assays ranging from routine blood analyses to HIV and genomic testing. LabCorp combines its expertise in innovative clinical testing technology with its Centers of Excellence: The Center for Molecular Biology and Pathology, in Research Triangle Park, NC; National Genetics Institute, Inc. in Los Angeles, CA; ViroMed Laboratories, Inc. based in Minneapolis, MN; The Center for Esoteric Testing in Burlington, NC; DIANON Systems, Inc. based in Stratford, CT; US LABS based in Irvine, CA; and Esoterix and its Colorado Coagulation, Endocrine Sciences, and Cytometry Associates laboratories. LabCorp clients include physicians, government agencies, managed care organizations, hospitals, clinical labs, and pharmaceutical companies. To learn more, visit www.LabCorp.com.

Applera Forward-Looking Statements
Certain statements in this press release are forward-looking. These may be identified by the use of forward-looking words or phrases such as “believe,” “plan,” and “should,” among others. These forward-looking statements are based on Applera Corporation’s current expectations. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, Applera notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These factors include but are not limited to: (1) Celera’s unproven ability to discover, develop, or commercialize proprietary diagnostic products; (2) the risk that studies or trials of products that Celera does discover and develop will not proceed as anticipated or may not be successful, or that such products will not receive required regulatory clearances or approvals; (3) the uncertainty that Celera’s products will be accepted and adopted by the market, including the risk that these products will not be competitive with products offered by other companies, or that users will not be entitled to receive adequate reimbursement for these products from third party payors such as private insurance companies and government insurance plans; (4) legal, ethical, and social issues which could affect demand for Celera’s products; and (5) other factors that might be described from time to time in Applera’s filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Applera does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

LabCorp Forward-looking Statements
Each of the above LabCorp forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect LabCorp’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2006, and subsequent SEC filings.